Exhibit 99.4
UNITED STATES DISTRICT COURT
WESTERN DISTRICT OF PENNSYLVANIA

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In re BLACK BOX CORPORATION	)	No. 2:06-CV-01531-JFC
DERIVATIVE LITIGATION	)
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This Document Relates To: ALL ACTIONS	)
NOTICE OF PROPOSED SETTLEMENT
OF DERIVATIVE ACTION AND OF SETTLEMENT HEARING

TO:
ALL HOLDERS OF THE COMMON STOCK OF BLACK BOX CORPORATION (“BLACK BOX” OR THE “COMPANY”) AS OF JANUARY 22, 2010. PLEASE READ THIS NOTICE CAREFULLY AND COMPLETELY. YOUR RIGHTS WILL BE AFFECTED. IF YOU HOLD BLACK BOX COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE TRANSMIT THIS NOTICE TO THE BENEFICIAL OWNER

PLEASE NOTE THAT, BECAUSE THIS IS A SHAREHOLDER DERIVATIVE ACTION AND NOT A CLASS ACTION, NO INDIVIDUAL STOCKHOLDER HAS A RIGHT TO BE COMPENSATED AS A RESULT OF THE PROPOSED SETTLEMENT.
YOU ARE HEREBY NOTIFIED that a proposed settlement (the “Settlement”) has been reached with respect to In re Black Box Corporation Derivative Litigation, Master File No. 2:06-CV-01531 JFC, in the United States District Court for the Western District of Pennsylvania (the “Action”), which arises out of allegations of backdating of stock options at the Company. The terms of the Settlement are set forth in a Stipulation of Compromise and Settlement dated January 22, 2010 (the “Stipulation”), which has been filed as an exhibit to Black Box’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on February 1, 2010. If you owned Black Box Common Stock on January 22, 2010, and continue to own such Stock through the date of the Settlement Hearing and entry of the Order of Dismissal and Judgment, you may be considered to be a Current Black Box Stockholder for purposes of the Settlement and your rights may be affected by the Settlement. All capitalized terms used in this Notice and not defined in this Notice shall have the meanings and/or definitions set forth in the Stipulation.
PLEASE BE FURTHER ADVISED that, pursuant to an Order of the United States District Court for the Western District of Pennsylvania dated January 27, 2010, a hearing (the “Settlement Hearing”) will be held on March 19, 2010, at 10:30 A.M. before The Honorable Joy Flowers Conti, in Courtroom 5A of the United States District Court for the Western District of Pennsylvania (the “Court”), 3110 U.S. Courthouse, 7th Avenue and Grant Street, Pittsburgh, Pennsylvania 15219. The purpose of the Settlement Hearing is to (1) determine whether the

Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate, and in the best interests of, Black Box and Current Black Box Stockholders; (2) consider dismissal of the Action with prejudice, with each party to bear its, his, or her own costs (unless expressly stated otherwise in the Stipulation); (3) consider ordering the Parties to dismiss and release, and enjoining the Parties from prosecuting, any Released Claims (as defined in the Stipulation); (4) consider Plaintiffs’ Counsels’ request for an award of attorneys’ fees and expenses to be paid by Black Box; (5) consider entry of an Order of Dismissal and Judgment in accord with the foregoing and the Stipulation; and (6) hear and consider such other matters as the Court may deem necessary and appropriate.
In accord with the proposed Settlement, the Company has made certain changes to its stock option granting practices, record-keeping practices, and governance practices as set forth in the Stipulation. The Board of Directors of the Company has elected an additional independent director who is expected to stand for election by the Company’s stockholders at the next annual meeting. Two insurers and one Defendant, the Company’s former Chief Financial Officer, will pay money to Black Box in connection with the Settlement. Additionally, various previously-issued stock options have been voluntarily repriced or have terminated, including options issued to the Company’s former Chief Executive Officer who served as CEO during the period 1998 through May, 2007 (“CEO”). The Settlement also will resolve related litigation and claims between the Company and its former CEO, and the Company will make a monetary payment to the former CEO in connection with the Settlement. All parties to the Settlement, including the Company, agree that the Settlement materially benefits Black Box and Current Black Box Stockholders.
If the Settlement is approved, the Action will be dismissed with prejudice against all Defendants, including Black Box, and the Defendants, including Black Box, will be released by plaintiffs, Black Box, Current Black Box Stockholders (derivatively on behalf of Black Box), and each of the Defendants (other than Black Box) in the Action, as applicable, from any and all claims that were or could have been alleged in the Action and that arise from the facts and events forming the basis of the Action.
At the Settlement Hearing, Plaintiffs’ Counsel will seek Court approval of their agreement with the Company, whereby, subject to Court approval, the Company has agreed to pay Plaintiffs’ Counsel $1,600,000 for their attorneys’ fees, including reimbursement of expenses (the “Fee Award”) for their efforts in filing, prosecuting, and settling the Action. Plaintiffs’ Counsel have prosecuted the Action on a contingent fee basis, and they have not yet been paid any fees, nor have they been reimbursed for their out-of-pocket expenses.
Any Current Black Box Stockholder who will continue to own Black Box Common Stock through the date of entry of the Order of Dismissal and Judgment who objects to the Settlement of the Action or the terms thereof, the judgment to be entered in the Action, and/or the Fee Award, or otherwise wishes to be heard, may appear personally or by counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that no such evidence or argument may be considered, except by order of the Court for good cause shown, unless, no later than March 4, 2010, copies of (i) a written notice of intention to appear, identifying the name, address, and telephone number of the objector or other person wishing to be heard and, if represented, their counsel; (ii) proof that the objecting person is a Current Black Box Stockholder, such as account statements or other documentation showing the date(s) such person acquired his, her, or its shares of Black Box common stock, and a statement as to whether the person will own Black Box common stock as of the date of entry of the Order of Dismissal and Judgment; (iii) a statement as to whether the objecting person intends to appear at the Settlement Hearing; and (iv) a detailed statement of such person’s objections to any matters before the Court, including copies of any papers such person intends the Court to consider and the names of any witness(es) such person plans to call to testify at the Settlement Hearing; and (v) a detailed statement of such person’s specific objections to any matter before the Court; are filed with the Court and served by hand or overnight delivery upon the following counsel:

Michael J. Hynes	Thomas R. Johnson
BARROWAY TOPAZ	K&L GATES LLP
KESSLER MELTZER	Henry W. Oliver Building
& CHECK, LLP	535 Smithfield Street
280 King of Prussia Road	Pittsburgh, PA 15222
Radnor, PA 29087

Plaintiffs’ Counsel	Black Box Corporation Counsel
Any person who fails to object in the manner set forth above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding, unless the Court orders otherwise.
Current Black Box Stockholders who have no objection do not need to appear at the Settlement Hearing or take any other action. If you are a Current Black Box Stockholder, you will be bound by the Order of Dismissal and Judgment of the Court, and you will be deemed to have released any and all claims that have or could have been brought in the Action.
The foregoing description of the Settlement is not intended to be comprehensive and is a summary of the Settlement. For a complete description of the Settlement terms, please see the Stipulation, which is available as an exhibit to Black Box’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on February 1, 2010, and which is available through the Black Box website at http://www.blackbox.com/about/investor-relations/sec.aspx.
If you have any questions regarding the Settlement or the Action, please direct your inquiries to Plaintiffs’ counsel, Michael J. Hynes, Barroway Topaz Kessler Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, Pennsylvania 29087, Telephone: 610-667-7706 or toll free: 1-888-229-7706.
PLEASE DO NOT CALL OR DIRECT ANY INQUIRIES TO THE COURT.

Dated: February 1, 2010	BY ORDER OF THE COURT